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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 11, 2005

                              Hanover Direct, Inc.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                      1-12082                 13-0853260
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(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification Number)

1500 Harbor Boulevard
Weehawken, New Jersey                                            07086
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(Address of Principal                                          (Zip Code)
  Executive Offices)

Registrant's telephone number, including area code: (201) 863-7300

                115 River Road, Building 10, Edgewater, NJ 07020
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

(a) On February 11, 2005, Hanover Direct, Inc. (the "Company") entered into a Stock Purchase Agreement ("Agreement") to sell all of the stock of Gump's Corp. and Gump's By Mail, Inc. ("Gump's") to Gump's Holdings, LLC (the "Purchaser") for approximately $8.5 million. The closing is expected to be concluded during March 2005 and is subject to customary closing conditions. Chelsey Direct, LLC, which holds the Company's Series C Preferred Stock, has consented to the application of the sales proceeds to reduce the Company's revolving credit facility in lieu of the current redemption of a portion of Chelsey's Series C Preferred Stock.

     After the closing, the Company will continue as the guarantor of the lease for Floors B through 4 of the Gump's premises located in San Francisco, California. Under the Agreement, the Purchaser is required to use its commercially reasonable efforts to secure the Company's release from the guarantee within a year of the closing. If the Purchaser cannot secure the Company's release within a year of the closing, an affiliate of the Purchaser will either (i) transfer a percentage interest in its business so that the Company will own, indirectly, 5% interest of the Purchaser's common stock, or
(ii) provide the Company with a $2.5 million stand-by letter of credit or other form of compensation acceptable to the Company to reimburse it for any liabilities it incurs under the guarantee until the Company is released from the guarantee or the lease is terminated.

     Keystone Internet Services, LLC, a wholly owned Company subsidiary, will enter into a Direct Marketing Services Agreement with the Purchaser to provide a full range of merchandise fulfillment services for the Gump's catalog and direct marketing businesses for 18 months, subject to Keystone's option to extend the term for an additional 18 months, subject to certain conditions.

                            Section 8 - Other Events

Item 8.01 Other Events

     The Company entered into a 10 year extension of the lease for its Weehawken, New Jersey premises and has relocated its executive offices to that facility. It will consolidate all of its New Jersey operations into the Weehawken facility when its Edgewater, New Jersey facility closes at the end of the lease on May 31, 2005.

     The Company is also relocating the International Male business from San Diego to the Weehawken facility. The Company will record a one time charge of approximately $900,000 in its fiscal year 2004 fourth quarter in connection with the relocation of International Male.


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                  Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 2.4 Stock Purchase Agreement dated as of February 11, 2005 by and among Hanover Direct, Inc., The Company Store Group, LLC and Gump's Holdings, LLC

Exhibit 99.1   Press Release, dated February 16, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               HANOVER DIRECT, INC.
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                                                   (Registrant)

February 16, 2005                              By: /s/ Charles E. Blue
                                               --------------------------------
                                               Name:  Charles E. Blue
                                               Title: Senior Vice President and
                                                      Chief Financial Officer